CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of Grill Concepts, Inc. on Form S-8 of our report dated March 15, 1996, on our audits of the consoldated financial statements of Grill Concepts, Inc., as of December 31, 1995 and December 25, 1994, and for the years then ended, which report is included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995.



                                                    /s/ Coopers & Lybrand L.L.P.

                                                    COOPERS & LYBRAND L.L.P.
                                                    Certified Public Accountants



Los Angeles, California
May 17, 1996